                [LETTERHEAD OF BUCHANAN INGERSOLL APPEARS HERE]



                                          May 21, 1997

AlphaNet Solutions, Inc.
7 Ridgedale Avenue
Cedar Knolls, New Jersey 07927


Gentlemen:

     In connection with the Registration Statement on Form S-1 (the "Registration Statement"), filed on the date hereof by AlphaNet Solutions, Inc., a New Jersey corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the public offering of an aggregate of up to 2,300,000 shares of the Company's Common Stock, par value of $.01 per share, of which (a) 1,150,000 shares will be purchased by the underwriters from the Company; (b) 850,000 shares will be purchased by the underwriters from certain existing shareholders of the Company (the "Selling Shareholders"); and (c) up to an aggregate of 300,000 shares may be purchased by the underwriters, 172,500 of which may be purchased from the Company and 127,500 of which may be purchased from the Selling Stockholders, if the underwriters exercise the option granted to them by the Company and the Selling Shareholders to cover over-allotments (collectively, the "Shares"), we, as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that in our opinion:

     (i) the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable; and

     (ii) the Shares to be sold by the Selling Shareholders are duly and validly authorized, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.


                                            Very truly yours,

                                            /s/ Buchanan Ingersoll